DERIVED INFORMATION [9/22/06]

$64,800,000

Class 2-A-4

Senior Certificates Offered

(Approximate)

[$1,080,750,100]

Total Certificates Offered & Non-Offered

Home Equity Pass-Through Certificates, Series 2006-7

Credit Suisse First Boston Mortgage Securities Corp.
Depositor

[U.S. Bank, N.A.]
Trustee

The issuer has filed a (i) registration statement (including a prospectus) with a file number of 333-135481 and (ii) a Term Sheet Supplement, with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and the Term Sheet Supplement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.' Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-221-1037.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement that will be prepared for the securities offering to which this free writing prospectus relates. This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The information in this free writing prospectus is preliminary, and may be superseded by an additional free writing prospectus provided to you prior to the time you enter into a contract of sale. This preliminary free writing prospectus is being delivered to you solely to provide you with information about the offering of the securities referred to herein. The securities are being offered when, as and if issued. In particular, you are advised that these securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials.

A contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of securities to be made to you; any "indications of interest" expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us. You may withdraw your offer to purchase securities at any time prior to our acceptance of your offer.

Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

Effective Net WAC indicates the lesser of the weighted-average net interest rate of the Group 2 Mortgage Loans, adjusted to include net payments to Group 2 under the Swap Agreement, and the weighted-average maximum rate on the Group 2 mortgage loans. The rate displayed is adjusted for the actual number of days in the accrual period (and is thus represented in an actual/360 accrual basis).

100% of the Prospectus Prepayment Curve ("PPC") for the fixed rate collateral assumes 4.60% Constant Prepayment Rate ("CPR") in the first month of the life of the mortgage loans, which then increases by approximately 1.67% CPR in each of the following 11 months. In month 12, and thereafter, 100% PPC for the fixed rate collateral assumes 23.00% CPR.

100% PPC for the adjustable rate loans assumes 8.00% CPR in the first month of the life of the mortgage loans, which then increases by approximately 2.00% CPR in each of the following 11 months. In month 12 through 22, 100% PPC for the adjustable rate loans assumes 30.00% CPR. In month 23 through 27, 100% PPC for the adjustable rate loans assumes 55.00% CPR. In month 28 and thereafter, 100% PPC for the adjustable rate loans is assumed to remain constant at 35.00% CPR. The bonds are priced to call at 100% of the PPC and assuming one-month LIBOR and six-month LIBOR are 5.35% and 5.41%, respectively. The initial class principal balances of the certificates are subject to a variance of no more than plus or minus 5% prior to their issuance.

AAA - LCF stress runs

	Assumptions:			Assumptions:
	75% PPC FRM			75% PPC FRM
	150% PPC ARM			150% PPC ARM
	1ML = 20%			1ML = 20%
	6ML = 20%			6ML = 20%
	To Call			To Maturity
	Class 2-A-4			Class 2-A-4
Period	Date	Group 2 Effective Net WAC Cap	Period	Date	Group 2 Effective Net WAC Cap
Total			Total

0	3-Oct-06		0	3-Oct-06
1	25-Oct-06	10.55%	1	25-Oct-06	10.55%
2	#NAME?	7.49%	2	#NAME?	7.49%
3	#NAME?	12.56%	3	#NAME?	12.56%
4	#NAME?	12.15%	4	#NAME?	12.15%
5	#NAME?	12.13%	5	#NAME?	12.13%
6	#NAME?	13.41%	6	#NAME?	13.41%
7	#NAME?	12.09%	7	#NAME?	12.09%
8	#NAME?	12.48%	8	#NAME?	12.48%
9	#NAME?	12.05%	9	#NAME?	12.05%
10	#NAME?	12.42%	10	#NAME?	12.42%
11	#NAME?	11.99%	11	#NAME?	11.99%
12	#NAME?	11.96%	12	#NAME?	11.96%
13	#NAME?	12.33%	13	#NAME?	12.33%
14	#NAME?	11.90%	14	#NAME?	11.90%
15	#NAME?	12.26%	15	#NAME?	12.26%
16	#NAME?	11.84%	16	#NAME?	11.84%
17	#NAME?	11.80%	17	#NAME?	11.80%
18	#NAME?	12.58%	18	#NAME?	12.58%
19	#NAME?	11.74%	19	#NAME?	11.74%
20	#NAME?	12.09%	20	#NAME?	12.09%
21	#NAME?	11.62%	21	#NAME?	11.62%
22	#NAME?	11.87%	22	#NAME?	11.87%
23	#NAME?	11.34%	23	#NAME?	11.34%
24	#NAME?	11.19%	24	#NAME?	11.19%
25	#NAME?	11.40%	25	#NAME?	11.40%
26	#NAME?	10.93%	26	#NAME?	10.93%
27	#NAME?	11.23%	27	#NAME?	11.23%
28	#NAME?	10.81%	28	#NAME?	10.81%
29	#NAME?	10.76%	29	#NAME?	10.76%
30	#NAME?	11.85%	30	#NAME?	11.85%
31	#NAME?	10.64%	31	#NAME?	10.64%
32	#NAME?	10.94%	32	#NAME?	10.94%
33	#NAME?	10.53%	33	#NAME?	10.53%
34	#NAME?	10.82%	34	#NAME?	10.82%
35	#NAME?	10.42%	35	#NAME?	10.42%
36	#NAME?	10.36%	36	#NAME?	10.36%
37	#NAME?	10.65%	37	#NAME?	10.65%
38	#NAME?	10.25%	38	#NAME?	10.25%
39	#NAME?	10.54%	39	#NAME?	10.54%
40	#NAME?	10.14%	40	#NAME?	10.14%
41	#NAME?	10.09%	41	#NAME?	10.09%
42	#NAME?	11.11%	42	#NAME?	11.11%
43	#NAME?	9.98%	43	#NAME?	9.98%
44	#NAME?	10.26%	44	#NAME?	10.26%
45	#NAME?	9.88%	45	#NAME?	9.88%
46	#NAME?	10.16%	46	#NAME?	10.16%
47	#NAME?	9.78%	47	#NAME?	9.78%
48	#NAME?	9.73%	48	#NAME?	9.73%
49	#NAME?	10.01%	49	#NAME?	10.01%
50	#NAME?	9.64%	50	#NAME?	9.64%
51	#NAME?	9.91%	51	#NAME?	9.91%
52	#NAME?	9.55%	52	#NAME?	9.55%
53	#NAME?	9.50%	53	#NAME?	9.50%
54	#NAME?	10.47%	54	#NAME?	10.47%
55	#NAME?	9.42%	55	#NAME?	9.42%
56	#NAME?	9.69%	56	#NAME?	9.69%
57	#NAME?	9.34%	57	#NAME?	9.34%
58	#NAME?	9.61%	58	#NAME?	9.61%
59	#NAME?	9.26%	59	#NAME?	9.26%
			60	#NAME?	9.22%
			61	#NAME?	9.47%
			62	#NAME?	9.13%
			63	#NAME?	9.40%
			64	#NAME?	9.06%
			65	#NAME?	9.03%
			66	#NAME?	9.62%
			67	#NAME?	8.97%
			68	#NAME?	9.24%
			69	#NAME?	8.92%
			70	#NAME?	9.19%
			71	#NAME?	8.88%
			72	#NAME?	8.85%
			73	#NAME?	9.12%
			74	#NAME?	8.80%
			75	#NAME?	9.07%
			76	#NAME?	8.76%
			77	#NAME?	8.73%
			78	#NAME?	9.65%
			79	#NAME?	8.69%
			80	#NAME?	8.96%
			81	#NAME?	8.65%
			82	#NAME?	8.92%
			83	#NAME?	8.62%
			84	#NAME?	8.60%
			85	#NAME?	8.87%
			86	#NAME?	8.57%
			87	#NAME?	8.84%
			88	#NAME?	8.54%
			89	#NAME?	8.53%
			90	#NAME?	9.43%
			91	#NAME?	8.50%
			92	#NAME?	8.77%
			93	#NAME?	8.48%
			94	#NAME?	8.75%
			95	#NAME?	8.46%
			96	#NAME?	8.45%
			97	#NAME?	8.72%
			98	#NAME?	8.43%
			99	#NAME?	8.70%
			100	#NAME?	8.41%
			101	#NAME?	8.40%
			102	#NAME?	9.29%
			103	#NAME?	8.38%
			104	#NAME?	8.66%
			105	#NAME?	8.37%
			106	#NAME?	8.64%
			107	#NAME?	8.36%
			108	#NAME?	8.35%
			109	#NAME?	8.62%
			110	#NAME?	8.34%
			111	#NAME?	8.61%
			112	#NAME?	8.33%
			113	#NAME?	8.32%
			114	#NAME?	8.89%
			115	#NAME?	8.31%
			116	#NAME?	8.59%
			117	#NAME?	8.30%
			118	#NAME?	8.58%
			119	#NAME?	8.30%
			120	#NAME?	8.29%
			121	#NAME?	8.57%
			122	#NAME?	8.29%
			123	#NAME?	8.56%
			124	#NAME?	8.28%
			125	#NAME?	8.28%
			126	#NAME?	9.16%
			127	#NAME?	8.27%
			128	#NAME?	8.54%
			129	#NAME?	8.27%
			130	#NAME?	8.54%
			131	#NAME?	8.26%
			132	#NAME?	8.26%
			133	#NAME?	8.53%
			134	#NAME?	8.26%
			135	#NAME?	8.53%
			136	#NAME?	8.25%
			137	#NAME?	8.25%
			138	#NAME?	9.13%
			139	#NAME?	8.25%
			140	#NAME?	8.52%
			141	#NAME?	8.24%
			142	#NAME?	8.52%
			143	#NAME?	8.24%
			144	#NAME?	8.24%
			145	#NAME?	8.51%
			146	#NAME?	8.24%
			147	#NAME?	8.51%
			148	#NAME?	8.24%
			149	#NAME?	8.23%
			150	#NAME?	9.12%
			151	#NAME?	8.23%
			152	#NAME?	8.51%
			153	#NAME?	8.23%
			154	#NAME?	8.50%
			155	#NAME?	8.23%
			156	#NAME?	8.23%
			157	#NAME?	8.50%
			158	#NAME?	8.23%
			159	#NAME?	8.50%
			160	#NAME?	8.23%
			161	#NAME?	8.23%
			162	#NAME?	8.79%
			163	#NAME?	8.22%
			164	#NAME?	8.50%
			165	#NAME?	8.22%
			166	#NAME?	8.50%
			167	#NAME?	8.22%
			168	#NAME?	8.22%
			169	#NAME?	8.50%
			170	#NAME?	8.22%
			171	#NAME?	8.49%
			172	#NAME?	8.22%
			173	#NAME?	8.22%
			174	#NAME?	9.10%
			175	#NAME?	8.22%
			176	#NAME?	8.49%
			177	#NAME?	8.22%
			178	#NAME?	8.49%
			179	#NAME?	7.75%
			180	#NAME?	7.75%
			181	#NAME?	8.01%
			182	#NAME?	7.75%
			183	#NAME?	8.01%
			184	#NAME?	7.75%
			185	#NAME?	7.75%
			186	#NAME?	8.58%
			187	#NAME?	7.75%
			188	#NAME?	8.01%
			189	#NAME?	7.75%
			190	#NAME?	8.01%
			191	#NAME?	7.75%
			192	#NAME?	7.75%
			193	#NAME?	8.01%
			194	#NAME?	7.75%
			195	#NAME?	8.01%
			196	#NAME?	7.75%
			197	#NAME?	7.75%
			198	#NAME?	8.58%
			199	#NAME?	7.75%
			200	#NAME?	8.00%
			201	#NAME?	7.75%
			202	#NAME?	8.00%
			203	#NAME?	7.75%
			204	#NAME?	7.75%
			205	#NAME?	8.00%
			206	#NAME?	7.75%
			207	#NAME?	8.00%
			208	#NAME?	7.75%
			209	#NAME?	7.75%
			210	#NAME?	8.28%
			211	#NAME?	7.74%
			212	#NAME?	8.00%
			213	#NAME?	7.74%
			214	#NAME?	8.00%
			215	#NAME?	7.74%
			216	#NAME?	7.74%
			217	#NAME?	8.00%
			218	#NAME?	7.74%
			219	#NAME?	8.00%
			220	#NAME?	7.74%
			221	#NAME?	7.74%
			222	#NAME?	8.57%
			223	#NAME?	7.74%
			224	#NAME?	8.00%
			225	#NAME?	7.74%
			226	#NAME?	8.00%
			227	#NAME?	7.74%
			228	#NAME?	7.74%
			229	#NAME?	8.00%
			230	#NAME?	7.74%
			231	#NAME?	8.00%
			232	#NAME?	7.74%
			233	#NAME?	7.74%
			234	#NAME?	8.57%
			235	#NAME?	7.74%
			236	#NAME?	8.00%
			237	#NAME?	7.74%
			238	#NAME?	8.00%
			239	#NAME?	7.74%
			240	#NAME?	7.74%
			241	#NAME?	8.00%
			242	#NAME?	7.74%
			243	#NAME?	8.00%
			244	#NAME?	7.74%
			245	#NAME?	7.74%
			246	#NAME?	8.57%
			247	#NAME?	7.74%
			248	#NAME?	8.00%
			249	#NAME?	7.74%
			250	#NAME?	8.00%
			251	#NAME?	7.74%
			252	#NAME?	7.74%
			253	#NAME?	8.00%
			254	#NAME?	7.74%
			255	#NAME?	8.00%
			256	#NAME?	7.74%
			257	#NAME?	7.74%
			258	#NAME?	8.28%
			259	#NAME?	7.74%
			260	#NAME?	8.00%
			261	#NAME?	7.74%
			262	#NAME?	8.00%
			263	#NAME?	7.74%
			264	#NAME?	7.74%
			265	#NAME?	8.00%
			266	#NAME?	7.74%
			267	#NAME?	8.00%
			268	#NAME?	7.74%
			269	#NAME?	7.74%
			270	#NAME?	8.57%
			271	#NAME?	7.74%
			272	#NAME?	8.00%
			273	#NAME?	7.74%
			274	#NAME?	8.00%
			275	#NAME?	7.74%
			276	#NAME?	7.74%
			277	#NAME?	8.00%
			278	#NAME?	7.74%
			279	#NAME?	8.00%
			280	#NAME?	7.74%
			281	#NAME?	7.74%
			282	#NAME?	8.57%
			283	#NAME?	7.74%
			284	#NAME?	8.00%
			285	#NAME?	7.74%
			286	#NAME?	8.00%
			287	#NAME?	7.74%
			288	#NAME?	7.74%
			289	#NAME?	8.00%
			290	#NAME?	7.74%
			291	#NAME?	8.00%
			292	#NAME?	7.74%
			293	#NAME?	7.74%
			294	#NAME?	8.57%
			295	#NAME?	7.74%
			296	#NAME?	8.00%
			297	#NAME?	7.74%
			298	#NAME?	7.99%
			299	#NAME?	7.74%
			300	#NAME?	7.74%
			301	#NAME?	7.99%
			302	#NAME?	7.74%
			303	#NAME?	7.99%
			304	#NAME?	7.74%
			305	#NAME?	7.74%
			306	#NAME?	8.27%
			307	#NAME?	7.74%
			308	#NAME?	7.99%
			309	#NAME?	7.73%
			310	#NAME?	7.99%
			311	#NAME?	7.73%
			312	#NAME?	7.73%
			313	#NAME?	7.99%
			314	#NAME?	7.73%
			315	#NAME?	7.99%
			316	#NAME?	7.73%
			317	#NAME?	7.73%
			318	#NAME?	8.56%
			319	#NAME?	7.73%
			320	#NAME?	7.99%
			321	#NAME?	7.73%
			322	#NAME?	7.99%
			323	#NAME?	7.73%
			324	#NAME?	7.73%
			325	#NAME?	7.99%
			326	#NAME?	7.73%
			327	#NAME?	7.99%
			328	#NAME?	7.73%
			329	#NAME?	7.73%
			330	#NAME?	8.55%
			331	#NAME?	7.73%
			332	#NAME?	7.98%
			333	#NAME?	7.73%
			334	#NAME?	7.98%
			335	#NAME?	7.72%
			336	#NAME?	7.72%
			337	#NAME?	7.98%
			338	#NAME?	7.72%
			339	#NAME?	7.98%
			340	#NAME?	7.72%
			341	#NAME?	7.72%
			342	#NAME?	8.55%
			343	#NAME?	7.72%
			344	#NAME?	7.97%
			345	#NAME?	7.72%
			346	#NAME?	7.97%
			347	#NAME?	7.71%
			348	#NAME?	7.71%
			349	#NAME?	7.97%
			350	#NAME?	7.71%
			351	#NAME?	7.97%
			352	#NAME?	7.71%
			353	#NAME?	7.71%
			354	#NAME?	8.24%
			355	#NAME?	7.71%
			356	#NAME?	7.96%
			357	#NAME?	7.70%
			358	#NAME?	7.96%

Weighted Average Life Sensitivity
To CALL, Spot LIBOR (1-month = 5.35% 6-month = 5.41%)
PPC (%)		50	75	100	125	150	175
Tranche	WAL (yrs)	12.3	8.1	5.9	3.2	2.2	1.8
	First Payment Date	12/16/2006	6/13/2006	7/11/2006	3/9/2006	9/8/2006	6/8/2006
	Expected Final Maturity	8/19/2006	3/15/2006	11/12/2006	5/11/2006	3/9/2006	8/8/2006
	Principal Window	123 - 155	81 - 102	58 - 74	30 - 56	24 - 30	21 - 23

Weighted Average Life Sensitivity
To MATURITY, Spot LIBOR (1-month = 5.35% 6-month = 5.41%)
PPC (%)		50	75	100	125	150	175
Tranche	WAL (yrs)	15.2	10.2	7.4	4.0	2.2	1.8
	First Payment Date	12/16/2006	6/13/2006	7/11/2006	3/9/2006	9/8/2006	6/8/2006
	Expected Final Maturity	9/1/1933	1/26/2006	4/21/2006	12/17/2006	3/9/2006	8/8/2006
	Principal Window	123 - 324	81 - 232	58 - 175	30 - 135	24 - 30	21 - 23

CPR Sensitivity
To CALL, Spot LIBOR (1-month = 5.35% 6-month = 5.41%)
CPR (%)		10	20	30	40
Tranche	WAL (yrs)	18.6	9.6	6.1	2.9
	First Payment Date	5/22/2006	9/14/2006	10/11/2006	2/9/2006
	Expected Final Maturity	2/26/2006	10/16/2006	2/13/2006	3/11/2006
	Principal Window	188 - 233	96 - 121	61 - 77	29 - 54

CPR Sensitivity
To MATURITY, Spot LIBOR (1-month = 5.35% 6-month = 5.41%)
CPR (%)		10	20	30	40
Tranche	WAL (yrs)	21.8	12.0	7.7	3.4
	First Payment Date	5/22/2006	9/14/2006	10/11/2006	2/9/2006
	Expected Final Maturity	7/1/1936	11/28/2006	4/21/2006	12/16/2006
	Principal Window	188 - 358	96 - 266	61 - 175	29 - 123